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                                 April 25, 1983




Midwest Group Capital Trust
522 Dixie Terminal Building
Cincinnati, Ohio 45202


Gentlemen:

         The undersigned, having purchased 5,000 shares of the Bartlett Basic Value Fund of Midwest Group Capital Trust on April 25, 1983, does hereby represent that (1) such purchase was for investment purposes and (2) the undersigned has no present intention of redeeming or selling said shares.


                                           MIDWEST ADVISORY SERVICES, INC.


                                           By: /s/ Robert H. Leshner

                                                Robert H. Leshner, President
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                                 April 25, 1983




Midwest Group Capital Trust
522 Dixie Terminal Building
Cincinnati, Ohio 45202

Gentlemen:

         The undersigned, having purchased 5,000 shares of the Bartlett Basic Value Fund of Midwest Group Capital Trust on April 25, 1983, does hereby represent that (1) such purchase was for investment purposes and (2) the undersigned has no present intention of redeeming or selling said shares.


                                                   BARTLETT & CO.

                                                   By: /s/ James B. Reynolds
                                                        Partner